UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 26, 2021

Hawkins, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate,	Roseville,	MN	55113
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HWKN	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the same time and date as the forward stock split described in Item 5.03 below, the Compensation Committee of the board of directors (the “Board”) of Hawkins, Inc. (the “Company”) increased the number of shares of common stock available for issuance under the Company’s equity compensation plans in proportion to the forward stock split. Upon effectiveness, the forward stock split also resulted in increases in the number of shares of common stock issuable upon vesting or settlement of equity awards in proportion to the forward stock split and caused a proportionate increase in the share-based performance criteria, if any, applicable to such awards.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously announced, the Board approved a two-for-one forward split of the Company’s common shares. The record date for the split was February 19, 2021, the distribution date was March 1, 2021, and the forward split was recognized at the commencement of trading on the Nasdaq Stock Market on March 2, 2021 (the ex-dividend date).

Effective February 26, 2021, the Company’s Amended and Restated Articles of Incorporation were amended pursuant to the authority afforded to the Board in connection with the forward stock split. The amendment (i) increased the number of common shares authorized for issuance to 60 million shares and (ii) established a new par value of $0.01 per common share. The text of the amendment is filed as Exhibit 3.1 to this report and incorporated herein by reference.

Effective March 1, 2021, the Company restated its Articles of Incorporation to reflect all amendments through that date, including the amendment described above. The text of the Company’s Restated Articles of Incorporation is filed as Exhibit 3.2 to this report and incorporated herein by reference.

Item 8.01. Other Events.

A total of 21,222,052 common shares were issued and outstanding immediately after the forward stock split became effective on March 1, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Method of Filing
3.1	Amendment to Amended and Restated Articles of Incorporation	Filed Electronically
3.2	Restated Articles of Incorporation	Filed Electronically
104	Cover Page Interactive Data File (embedded within the inline XBRL document)	Filed Electronically

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: March 2, 2021	By:	/s/ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp
Executive Vice President and Chief Financial Officer